Exhibit 10.11

December 12, 2008

CONFIDENTIAL

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

85 Broad Street, 29th Floor

New York, NY 10004

Attn: David Goldberg

Michael Haberkom

Re: Commitment Letter

Ladies and Gentlemen:

Reference is made to that certain Reimbursement Agreement dated as of July 12, 2005, as amended by the First Amendment to Reimbursement Agreement dated as of July 13, 2006 (as so amended, the “Existing Reimbursement Agreement”) by and among Spirit Airlines, Inc., a Delaware corporation (“SAI”), Spirit Aviation Services, LC, a Michigan limited liability company, and Goldman Sachs Credit Partners L.P., a Bermuda limited partnership (“GS”). The Existing Reimbursement Agreement is being amended on the date hereof pursuant to a Second Amendment to Reimbursement Agreement (the “Second Amendment to Reimbursement Agreement” and together with the Existing Reimbursement Agreement, the “Reimbursement Agreement”). It is a condition precedent to the effectiveness of the Second Amendment to Reimbursement Agreement that the Investors (as defined below) execute and deliver this commitment letter. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms under the Reimbursement Agreement.

No later than 45 days after the Second Amendment Effective Date, each of Indigo Pacific Partners L.P., a Cayman Islands exempt limited partnership, Long Bar Miramar LLC, a Delaware limited liability company, OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership, SAHC Holdings LLC, Highfields Capital I LP and Highfields Capital II LP (each an “Investor” and collectively the “Investors”), on a several and not joint basis, shall, or shall cause its Affiliates or designees to, (i) contribute its pro rata share of the amount set forth on Exhibit A hereto in the form of equity or debt (to the extent permitted pursuant to the terms of the Reimbursement Agreement) to SAI or (ii) contribute its pro rata share of the amount set forth on Exhibit A hereto to Cash Collateralize the Letter of Credit (each obligation described in the preceding Clause (i) or (ii) referred to herein as the “Commitment”); provided, however, the Investors shall not be obligated to comply with either clause (i) or (ii) if GS has notified the Investors or SAI within such 45 day period that GS is satisfied in its sole and absolute discretion with this, commitment letter. It is understood that no Investor shall be responsible for any default by any other Investor of its obligation to pay its Commitment and that each Investor shall be obligated to pay its Commitment hereunder, regardless of the failure of any other Investor to pay its Commitment. If any Commitment funded by an Investor constitutes indebtedness incurred by SAI, such indebtedness shall be subject to the terms of the Collateral Agency, Subordination and Intercreditor Agreement.

Each Investor shall be subrogated to all rights of the Credit Parties and GS in respect of any amounts paid by such Investor pursuant to the provisions of this commitment letter, provided, however, that each Investor hereby agrees that until the Obligations have been Paid in Full, no Investor shall exercise any right or remedy arising by reason of any performance by it of this commitment letter, whether by subrogation or otherwise, against any Credit Party or any other guarantor of the Guaranteed Obligations or any security for such Guaranteed Obligations. If any amount shall be paid to any Investor on account of such subrogation or other such rights in violation of the immediately preceding sentence prior to the payment in full in cash of the Obligations, such amount shall be held in trust and such Investor agrees to pay forthwith such amount to GS.

The obligations of the Investors hereunder shall be absolute and unconditional, shall remain in full force and effect until the earliest to occur of (i) the date when all Reimbursement Claims have been Paid in Full and (ii) the date on which such Investor’s Commitment has been paid as such Commitment is reduced by all equity contributions or loans made by such Investor to SAI on and after the date hereof (occurrence of event described in either clause (i) or (ii), the “Termination Date”) and shall not in any manner be affected by reason of any action taken or not taken by GS or of any lack of prior enforcement or retention of any rights against SAI or the Investors or any illegality, enforceability or invalidity of the Reimbursement Agreement, any other guarantee or other obligations, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any Reimbursement Claim, or any other circumstance or condition (whether or not the Investors or SAI shall have any knowledge or notice thereof), including without limitation:

(i) any termination, amendment or modification of, or deletion from, or addition or supplement to, or other change in any of the Reimbursement Agreement, or any furnishing or acceptance of additional security, or any release of any security, for the obligations of SAI under the Reimbursement Agreement or the failure of any security or the failure of any Person to perfect any interest in any collateral security;

(ii) any failure, omission or delay on the part of SAI or any other Person to conform or comply with any term of the Reimbursement Agreement;

(iii) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Reimbursement Agreement or any obligation or liability contained therein;

(iv) except to the extent thereof, any waiver by GS, or its successors or assigns, of the repayment by SAI of any Reimbursement Claim, or any default under the Reimbursement Agreement, or of the time for performance of any other obligations, covenants or agreements under or arising out of Reimbursement Agreement, or, the, extension or the renewal of any thereof;

(v) the exchange, surrender, substitution or modification of any collateral security for any Reimbursement Claim;

(vi) any failure, omission or delay on the part of GS, or its successors or assigns, to enforce, assert or exercise any right, power or remedy conferred on it in this commitment letter, or any such failure, omission or delay on the part of GS in connection with the Reimbursement Agreement;

(vii) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities, liquidation, or similar proceedings with respect to SAI, the Investors, any other Person or any of their respective properties or creditors, or the disaffirmance with respect to SAI of the Reimbursement Agreement in any such proceeding or any action taken by any trustee or receiver or by any court in any such proceeding;

(viii) any limitation on the liability or obligations of SAI or the Investors or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the Reimbursement Agreement;

(ix) any merger or consolidation of SAI or the Investors into or with any other Person, or any sale, lease or transfer of any of the assets of SAI or the Investors to any other Person;

(x) any compromise, settlement, release, renewal, extension, indulgence, change in or waiver or modification of any Reimbursement Claim, or any failure to mitigate damages, or any release or discharge, by operation of law or otherwise, of the Investors, SAI or any other Person from the performance or observance of any obligation, covenant or agreement contained in this commitment letter or the Reimbursement Agreement;

(xi) any defense, setoff, cross-claim or counterclaim which may at any time be available to or asserted by or against SAI or the Investors;

(xii) any misrepresentation or breach of warranty made by SAI in the Reimbursement Agreement or in any certificate or document delivered in connection therewith;

(xiii) the genuineness, legality, validity or enforceability of the Reimbursement Agreement, or of any assignment or termination of the Reimbursement Agreement; and

(xiv) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor, or which might otherwise limit recourse against the Investors, including, without limitation, any discharge, release, defense or limitation arising out of any laws of the United States of America or any state thereof which would either exempt, modify or delay the due or punctual payment and performance of the obligations of the Investors hereunder, it being agreed that the obligations of the Investors hereunder shall not be discharged except by payment or performance as herein provided.

The Investors hereby waive and shall not assert any of the foregoing occurrences as a defense to its obligations hereunder. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be made hereunder as and when, from time to time, SAI shall default under the terms of the Reimbursement Agreement, and that this Commitment Letter shall remain in force and effect and shall apply to each and every subsequent default. No failure or delay in exercising any right under this commitment letter shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of GS under this commitment letter or the Reimbursement Agreement.

This commitment letter is a guarantee of payment and performance and not of collection and the Investors waive any right to require that any action against SAI or any other Person be taken or exhausted prior to action being taken against the Investors. Each Investor specifically agrees that it shall not be necessary or required, and that such Investor shall not be entitled to require, that GS: (i) file suit or proceed to obtain or assert a claim against SAI or any other Person for any Reimbursement Claim; (ii) make any effort at collection of any Reimbursement Claim from SAI or any other Person; (iii) foreclose against or seek to realize upon any security hereafter existing for any Reimbursement Claim; (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for any Reimbursement Claim, or make any effort at collection of any Reimbursement Claim from any such other Person, or exercise or assert any other right or remedy to which GS is or may be entitled in connection with any Reimbursement Claim or any security or other guaranty therefor; or (v) assert or file any claim against the assets of SAI or any other guarantor or any other Person liable for any Reimbursement Claim, or any part thereof, either before or as a condition to enforcing the liability of the Investors under this commitment letter or requiring payment of any Reimbursement Claim by the Investors hereunder.

Each Investor hereby specifically agrees that it shall not be necessary or required in order to enforce its obligations hereunder that there be, and specifically waives diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this commitment or any Reimbursement Claim, including without limitation: (i) notice of acceptance of this commitment letter or notice of nonpayment or nonperformance of any of any Reimbursement Claim; (ii) demand for payment or performance from SAI; (iii) presentment for payment upon SAI or the making of any protest; (iv) notice of the amount of any Reimbursement Claim outstanding at any time; (v) notice of failure to perform on the part of SAI or notice of dishonor or acceleration; (vi) any requirement to exhaust any remedies exercisable upon a default under the Reimbursement Agreement; or (vii) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Investors. Each Investor agrees that any repayment of any Reimbursement Claim guaranteed hereunder or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to any liability of such Investor hereunder. Each Investor waives all rights and benefits under any applicable law (to the extent applicable to such Investor hereunder) purporting to reduce a guarantor’s obligation in proportion to the principal obligation guaranteed. Each Investor does hereby waive and relinquish, so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption laws which, but for this provision, agreement and waiver, might be applicable to any sale made under any judgment, order or decree of any court or otherwise based on this commitment letter or the Reimbursement Agreement.

Each Investor hereby represents and warrants that as of the date hereof (a) such Investor has, and as of the Funding Date will have, unexpired capital commitments in an amount equal to at least the amount of its Commitment, (b) this letter has been duly executed and delivered and constitutes a legal, valid and binding commitment of such Investor to make its Commitment, enforceable in accordance with its terms and (c) such Investor has the power, directly or indirectly, to fulfill its obligations as required hereby.

Each Investor’s obligations to make its Commitment will expire on the Termination Date. From and after the expiration of such Investor’s obligations under this commitment letter, neither such Investor nor any of its directors, officers, partners, employees, investors or affiliates will have any further liability or obligation to any person or entity as a result of this commitment letter.

This commitment letter may be signed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement. The obligations of the Investors under this commitment letter may not be assigned in any manner.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LETTER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS LETTER SHALL BE DEEMED OR OPERATE TO PRECLUDE GS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH INVESTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH INVESTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH INVESTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH INVESTOR AND GS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LETTER AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

THIS LETTER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. Under no circumstances shall any Investor or any of its directors, officers, partners, employees, investors or affiliates be liable to any person for incidental, consequential, punitive, exemplary, or special damages.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Sincerely,

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ illegible
Name:
Title:	Authorized Signatory

By:	/s/ illegible
Name:
Title:	Authorized Signatory

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

By:	OCM Principal Opportunities Fund III, GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ illegible
Name:
Title:	Authorized Signatory

By:	/s/ illegible
Name:
Title:	Authorized Signatory

INDIGO PACIFIC PARTNERS L.P. a Cayman Islands exempted limited partnership

By:	Indigo Pacific Management LP
a Cayman Islands exempted limited partnership, its General Partner

	By:	Indigo Pacific Capital LLC,
a Delaware limited liability company, its General Partner

		By:	Indigo Pacific Partners LLC,
a Delaware limited liability company, its Managing Member

			By:	/s/ Stephen L. Johnson
Stephen L. Johnson,
Vice President and Secretary

LONG BAR MIRAMAR LLC a Delaware limited liability company

By:	Indigo Management LLC
a Delaware limited liability company its Managing Member

	By:	/s/ Stephen L. Johnson
Stephen L. Johnson,
Vice President and Secretary

Commitment Letter

SAHC HOLDINGS LLC

By:	/s/ Richard Grubman
Name: Richard Grubman
Title: Managing Member

HIGHFIELDS CAPITAL I LP

By:	/s/ Richard Grubman
Name: Richard Grubman,
Title: Managing Partner of Highfields Capital Management, LP, its Investment Manager

HIGHFIELDS CAPITAL II LP

By:	/s/ Richard Grubman
Name: Richard Grubman,
Title: Managing Partner of Highfields Capital Management, LP, its Investment Manager

EXHIBIT A

Name	Amount
Indigo Pacific Partners L.P.	$8,400,000

Long Bar Miramar LLC	$600,000

OCM Principal Opportunities Fund II, L.P.	$2,400,000

OCM Principal Opportunities Fund III, L.P.	$4,100,000

SAHC Holdings LLC	$902,200

Highfields Capital I LP	$118,300

Highfields Capital II LP	$279,500

Total Commitment	$16,800,000

Accepted and Agreed to as of the date first above written.

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Caroline Benton
Name: Caroline Benton
Title: Authorized Signatory

Notices to Goldman Sachs Credit Partners L.P.:

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

85 Broad Street, 29th Floor

New York, NY 10004

Attn: David Goldberg

Michael Haberkorn

Telephone: (212) 902-4380

Facsimile: (212) 902-3757

with a copy to:

Pedro Ramirez

c/o Goldman, Sachs & Co.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

Telephone: (917) 343-8319

Facsimile: (212) 428-1243

NOTICE OF EXTENSION

January 23, 2009

Indigo Pacific Partners L.P.	Long Bar Miramar LLC

OCM Principal Opportunities Fund II, L.P.	OCM Principal Opportunities Fund III, L.P.

SAHC Holdings LLC	Highfields Capital I LP

Highfields Capital

VIA EMAIL & FACSIMILE

Re:	Commitment Letter dated December 12, 2008

Dear Ladies and Gentlemen:

Reference is made to the that certain Commitment Letter dated December 12, 2008 (the “Commitment Letter”) by Indigo Pacific Partners L.P., a Cayman Islands exempt limited partnership, Long Bar Miramar LLC, a Delaware limited liability company, OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership, SAHC Holdings LLC, Highfields Capital I LP and Highfields Capital II LP (each an “Investor” and collectively the “Investors”) in favor of Goldman Sachs Credit Partners L.P. (“GS”). Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Commitment Letter.

We hereby give notice to each Investor that the 45 day period referenced in the second paragraph of the Commitment Letter is hereby extended for 14 days (the “Extension Period”) such that the Extension Period ends on February 9, 2009.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Caroline Benton
Name: Caroline Benton
Title: Authorized Signatory

SPIRIT AIRLINES, INC.

2800 Executive Way

Miramar, Florida 33025

December 12, 2008

Reference is hereby made to that certain commitment letter dated as of even date herewith made by Indigo Pacific Partners L.P., a Cayman Islands exempt limited partnership, Long Bar Miramar LLC, a Delaware limited liability company, OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership, SAHC Holdings LLC, Highfields Capital I LP and Highfields Capital II LP (each an “Investor”) in favor of Goldman Sachs Credit Partners L.P. (the “Commitment Letter”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Commitment Letter.

In connection with the Commitment Letter, and for good and valuable consideration, Spirit Airlines, Inc. (the “Company”) shall pay to each Investor, during the period from the date hereof until the earliest to occur of (i) the date when all Reimbursement Claims have been Paid in Full by the Company and such Investor’s Commitments have been terminated and (ii) if the Investor is required to make payments to GS pursuant to the terms of the Commitment Letter, the date on which the Company has reimbursed such Investor in full for the payments made by such Investor in respect of such Commitment, including pursuant to the delivery of debt of equity securities of the Company to such Investor in payment of such reimbursement obligation, a commitment fee on such Investor’s Commitment from time to time outstanding at the rate of seventeen percent (17%) per annum accruing on a daily basis beginning on the date hereof compounded quarterly on each December 15, March 15, June 15 and September 15 to the extent not paid. Such commitment fee shall be computed on the basis of a 360-day year and the actual number of days elapsed. Payment of the foregoing fee will not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. The fees payable hereunder are being delivered to the Investors in recognition of the additional financial risk associated with such Investors’ indirect investment in the Company and not as compensation or payment for any services rendered or otherwise in connection with the pursuit by such Investors of a trade or business. If at any time any Investor’s obligation under the Commitment Letter is reduced or terminated in full or in part, including as a result of equity contributions or loans made by such Investor to the Company following the date hereof, fees shall continue to accrue only with respect to the amount of such Investor’s remaining commitment under Commitment Letter.

In the event that any Investor is required to make a payment under the Commitment Letter, then SAI agrees to pay to such Investor, or cause to be paid to such Investor, with interest as provided in the immediately preceding paragraph, an amount equal to the amount paid by such Investor under the Commitment Letter, which payment shall become due and payable immediately upon the earlier of (i) demand of such Investor and (ii) the date that is five (5) days after the payment hereof by such Investor. All amounts under this paragraph shall be paid in U.S. Dollars without set-off, claim or counterclaim in immediately available funds to such Investor. The obligations of SAI hereunder to reimburse the Investors shall be absolute, irrevocable and unconditional and shall be performed strictly in accordance with the terms hereof, irrespective of any lack of validity or enforceability of the Commitment Letter or any related agreement or any other event or circumstance.

Commitment Fee Letter

This letter agreement shall be governed by, and construed in accordance with, the laws of New York, excluding any rule of law that would cause the application of the laws of any jurisdiction other than New York.

This letter agreement represents the complete and final expression of the parties’ agreements and understandings with respect to its subject matter and this letter agreement supersedes all other prior and contemporaneous oral and written understandings, dealings, communications and agreements, including negotiations, discussions, representations, warranties, information, documents, and agreements, between the parties with respect to the subject matter of this agreement.

Copies (whether photostatic, facsimile or otherwise) of this letter agreement may be relied upon to the same extent as an original hereof.

[Remainder of page intentionally left blank.]

Commitment Fee Letter

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date First written above.

SPIRIT AIRLINES, INC.

By:	/s/ David Lancelot
Name:	David Lancelot
Title:	SVP & CFO

Commitment Fee Letter